FIRST AMENDMENT TO CONSULTING AGREEMENT
This First Amendment to Consulting Agreement (this “Amendment”) dated effective as of August 31, 2026 (the “Amendment Effective Date”) is entered into by and between Innventure, Inc., a Delaware corporation (the “Company”) and Gregory W. Haskell, an individual (“Consultant”). Company and Consultant may each be referred to herein individually as a “Party” and together, as the “Parties.”
WHEREAS, the Company and Consultant are parties to that certain Consulting Agreement dated as of June 26, 2026 (the “Existing Consulting Agreement”); and
WHEREAS, the Parties desire to amend the Existing Consulting Agreement.
NOW, THEREFORE, for good and valuable consideration and intending to be legally bound, the Company and Consultant hereby agree as follows.
1.    Amendment. The Parties hereby agree that all references to “October 1, 2026” in the Existing Consulting Agreement are hereby changed to “September 1, 2026.”
2.    Continuation of Existing Consulting Agreement. Except as specifically modified herein, all of the terms and provisions of the Existing Consulting Agreement will remain in full force and effect, and this Amendment shall not amend or modify any other rights, powers, duties or obligations of either party to the Existing Consulting Agreement.
3.    Complete Agreement. This Amendment and the Existing Consulting Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and, effective as of the Amendment Effective Date, supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.
4.    Counterparts. This Amendment may be executed in any number of counterparts, and any such counterparts may be transmitted by facsimile or electronic transmission (including documents in Adobe PDF format), and each counterpart, whether an original or a facsimile or an electronic of an original, shall be deemed to be an original, and all such counterparts together will constitute a single agreement.
[Signatures are located on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.
Innventure, Inc.

By: /s/ Suzanne Niemeyer
Name: Suzanne Niemeyer
Title: General Counsel

/s/ Gregory W. Haskell
Gregory W. Haskell